Exhibit 10.3

EXECUTION VERSION

SECOND LIEN SECURITY AGREEMENT

dated as of

March 20, 2012

among

DJO FINANCE LLC,

DJO FINANCE CORPORATION,

the other Subsidiaries of DJO FINANCE LLC from time to time party hereto,

as Grantors,

and

THE BANK OF NEW YORK MELLON,

as Second Lien Agent

Reference is made to the Intercreditor Agreement dated as of March 20, 2012, among Credit Suisse AG, as First Lien Agent, The Bank of New York Mellon, as Second Lien Agent, and DJO Finance LLC and certain of its affiliates (the “Intercreditor Agreement”). Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Second Lien Agent on behalf of each Holder to enter into the Intercreditor Agreement as Second Lien Agent on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Senior Credit Facilities to extend credit to the Issuers and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Second Lien Note Indenture	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01.	Pledge	4
SECTION 2.02.	Delivery of the Pledged Collateral	5
SECTION 2.03.	Representations, Warranties and Covenants	6
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	7
SECTION 2.05.	Registration in Nominee Name; Denominations	7
SECTION 2.06.	Voting Rights; Dividends and Interest	8

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.	Security Interest	10
SECTION 3.02.	Representations and Warranties	12
SECTION 3.03.	Covenants	13
SECTION 3.04.	Other Actions	15
SECTION 3.05.	First Lien Security Documents	16

ARTICLE IV

Remedies

SECTION 4.01.	Remedies Upon Default	16
SECTION 4.02.	Application of Proceeds	18

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01.	Indemnity	19
SECTION 5.02.	Contribution and Subrogation	19
SECTION 5.03.	Subordination	19

i

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity; Pledged Debt
Schedule III	Commercial Tort Claims

Exhibits

Exhibit I	Form of Second Lien Security Agreement Supplement
Exhibit II	Form of Perfection Certificate

ii

SECOND LIEN SECURITY AGREEMENT dated as of March 20, 2012, among DJO FINANCE LLC, a Delaware limited liability company (the “Company”), DJO FINANCE CORPORATION, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and the Additional Grantors (as hereinafter defined) (the Issuers and the Additional Grantors being collectively referred to herein as the “Grantors”) and The Bank of New York Mellon, as second lien collateral agent (in such capacity, together with any successor thereto, the “Second Lien Agent”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Issuers have entered into an amendment and extension of the Credit Agreement;

WHEREAS, on the date hereof, the Issuers are issuing $230,000,000 aggregate principal amount of 8.75% Second Priority Senior Secured Notes due 2018 (the “Notes”) pursuant to an Indenture dated as of the date hereof, among the Grantors and The Bank of New York Mellon, as Trustee and Second Lien Agent (the “Second Lien Note Indenture”);

WHEREAS, the Notes will be secured on a second priority basis by substantially all of the assets and properties of the Grantors; and

WHEREAS, the Second Lien Secured Parties have authorized and directed the Second Lien Agent to enter into this Second Lien Security Agreement pursuant to which the Grantors will grant a second priority security interest in the Collateral for the benefit of the Second Lien Secured Parties;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Second Lien Note Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Second Lien Note Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.04 of the Second Lien Note Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Additional Grantors” means Encore Medical, L.P., a Delaware limited partnership, Encore Medical Partners, LLC, a Nevada limited liability company, Encore Medical GP, LLC, a Nevada limited liability company, Empi, Inc., a Minnesota corporation, Elastic Therapy, LLC, a North Carolina limited liability company, Encore Medical Asset Corporation, a Nevada corporation, DJO, LLC, a Delaware limited liability company, Rikco International, LLC, a Wisconsin limited liability company and any other Person that becomes a party to this Agreement after the Closing Date.

“Agreement” means this Second Lien Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Blue Sky Laws” has the meaning assigned to such term in Section 4.01.

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Closing Date” means March 20, 2012.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the First Lien Security Agreement.

“Commercial Tort Claim” has the meaning assigned to such term in the Credit Agreement on the date hereof.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Control” has the meaning set forth in the New York UCC.

“Credit Agreement” means the Credit Agreement dated as of November 20, 2007, as amended by the Amendment and Restatement Agreement, dated March 20, 2012, among the Company, DJO Holdings LLC, Credit Suisse AG, as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer, and the other lenders party thereto, as amended from time to time.

“Discharge of First Lien Debt” has the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Security Agreement” means the Security Agreement dated as of November 20, 2007, among the Grantors and the First Lien Agent.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts; provided that General Intangibles shall not include, except solely for the purposes of Section 3.01(b), any intellectual property and related assets subject to the Intellectual Property Security Agreement.

“Governmental Authority” has the meaning assigned to such term in the Credit Agreement on the date hereof.

“Intermediate Holding Company” has the meaning assigned to such term in the Credit Agreement on the date hereof.

“Investment Property” has the meaning assigned to such term in Section 3.04(b).

“Material Subsidiary” has the meaning assigned to such term in the Credit Agreement on the date hereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the Responsible Officers of each Grantor.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning assigned to such term in the Credit Agreement on the date hereof.

“SEC” means the Securities and Exchange Commission.

“Second Lien Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Second Lien Secured Parties” means all holders of Second Lien Obligations, including, but not limited to, the Trustee and the Second Lien Agent.

“Second Lien Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Second Lien Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge.

(a) As security for the payment or performance, as the case may be, in full of the Second Lien Obligations, including the Guarantees, and subject to the terms of the Intercreditor Agreement, each Grantor hereby assigns and pledges to the Second Lien Agent, its successors and assigns, for the benefit of the Second Lien Secured Parties, and hereby grants to the Second Lien Agent, its successors and assigns, for the benefit of the Second Lien Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it and listed on Schedule II, any other Equity Interests obtained in the future by such Grantor and, subject to Section 3.03(i), the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, (B) Equity Interests of Unrestricted Subsidiaries, (C) Equity Interests of any Subsidiary of a Foreign Subsidiary, (D) Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Credit Agreement if such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (E) Equity Interests of any Person that is not a direct or indirect, wholly owned Material Subsidiary of the Company and (F) Equity Interests of any Subsidiary with respect to which the First Lien Agent and the Company determine in their reasonable judgments that the costs or other consequences (including adverse tax consequences) of providing a pledge of its Equity Interests is excessive in view of the benefits to be obtained by the Second Lien Secured Parties; (ii)(A) subject to Section 3.03(i), the promissory notes and instruments evidencing indebtedness owned by it and listed opposite the name of such Grantor on Schedule II, and (B) the promissory notes and any other instruments evidencing indebtedness obtained in the future by such Grantor (the promissory notes and instruments referred to in clauses (A) and (B) of this clause (ii) are collectively referred to as the “Pledged Debt”); (iii) all other property that may be delivered to and held by the Second Lien Agent pursuant to the terms of this Agreement; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses

(i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

(b) In addition, the Collateral will not include Equity Interests or other securities of any direct or indirect Subsidiary of the Grantors to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) to file separate financial statements with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Equity Interests and other securities secure the Notes and Permitted Additional Pari Passu Obligations, then the Equity Interests and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (to the extent necessary to not be subject to such requirement). In such event, the Second Lien Documents may be amended or modified, without the consent of any Holder or a holder of Permitted Additional Pari Passu Obligations, to the extent necessary to release the security interests in the Equity Interests and other securities that are so deemed to no longer constitute part of the Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Second Lien Agent, its successors and assigns, for the benefit of the Second Lien Secured Parties, forever, subject, however, to the terms of the Intercreditor Agreement and the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Prior to the Discharge of First Lien Debt, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) shall be delivered to the First Lien Agent as bailee and agent for and on behalf of the Second Lien Agent to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02. Upon the Discharge of First Lien Debt, each Grantor agrees promptly to deliver or cause to be delivered to the Second Lien Agent, for the benefit of the Second Lien Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Prior to the Discharge of First Lien Debt, each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person pursuant to any obligation to be evidenced by a duly executed promissory note that is pledged and delivered to the First Lien Agent as bailee and agent for and on behalf of the Second Lien Agent. Upon the Discharge of First Lien Debt, each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person pursuant to any obligation to be evidenced by a duly executed promissory note that is pledged and delivered to the Second Lien Agent, for the benefit of the Second Lien Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Second Lien Agent, (i) any Pledged Securities shall be accompanied by stock or note powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Second Lien Agent and by such other instruments and documents as the Second Lien Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Second Lien Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Issuers jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Second Lien Agent, for the benefit of the Second Lien Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, promissory notes and instruments required to be pledged hereunder in order to satisfy Section 15.01 of the Second Lien Note Indenture.

(b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Issuers or a subsidiary of the Issuers, to the best of the Issuers’ knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity (other than Pledged Equity consisting of limited liability company interests or partnership interests, which cannot be fully paid or nonassessable), are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Issuers or a subsidiary of the Issuers, to the best of the Issuers’ knowledge), are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Second Lien Note Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the First Lien Documents and Second Lien Documents and (B) Liens expressly permitted pursuant to Section 4.13 of the Second Lien Note Indenture, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the First Lien Documents and Second Lien Documents and (B) Liens expressly permitted pursuant to Section 4.13 of the Second Lien Note Indenture, and (iv) will defend its title or interest thereto or therein against all Persons and the security interest hereunder against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the First Lien Documents and Second Lien Documents, securities laws generally, or with respect to limited liability companies, limited liability company laws and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Second Lien Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Second Lien Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Second Lien Agent in accordance with this Agreement, the Second Lien Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Second Lien Obligations; and

(h) the pledge effected hereby is effective to vest in the Second Lien Agent, for the benefit of the Second Lien Secured Parties, the rights of the Second Lien Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Any equity interest in any limited liability company or limited partnership controlled by any Grantor and required to be pledged under Section 2.01 shall either (i) be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC, and shall be delivered to the Second Lien Agent or (b) not have elected to be treated as a “security” within the meaning of Article 8 of the New York UCC and shall not be represented by a certificate.

SECTION 2.05. Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Second Lien Agent shall give the Issuers notice of its intent to exercise such rights, (a) the Second Lien Agent, on behalf of the Second Lien Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Second Lien Agent, and each Grantor will promptly give to the Second Lien Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Second Lien Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest.

(a) Subject to the terms of the Intercreditor Agreement, unless and until an Event of Default shall have occurred and be continuing and the Second Lien Agent shall have notified the Issuers that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Second Lien Note Indenture and the other Second Lien Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Second Lien Agent or the other Second Lien Secured Parties under this Agreement, the Second Lien Note Indenture or any other Second Lien Document or the ability of the Second Lien Secured Parties to exercise the same.

(ii) The Second Lien Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Second Lien Note Indenture, the other Second Lien Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom and, subject to the terms of the Intercreditor Agreement, shall be held in trust for the benefit of the Second Lien Agent and the Second Lien Secured Parties and shall be forthwith delivered to the Second Lien Agent in the same form as so received (with any necessary endorsement reasonably requested by the Second Lien Agent).

(b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Second Lien Agent shall have notified the Issuers of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Second Lien Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Second Lien Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Second Lien Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Second Lien Agent). Any and all money and other property paid over to or received by the Second Lien Agent pursuant to the provisions of this paragraph (b) shall be retained by the Second Lien Agent in an account to be established by the Second Lien Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Second Lien Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Second Lien Agent shall have notified the Issuers of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Second Lien Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Second Lien Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the holders of at least a majority of the outstanding principal amount of Notes, the Second Lien Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Second Lien Agent to the Issuers suspending the rights of the Grantors under paragraph (a) of this Section 2.06(i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Second Lien Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Second Lien Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Second Lien Obligations, including the Guarantees, subject to the terms of the Intercreditor Agreement, each Grantor hereby assigns and pledges to the Second Lien Agent, its successors and assigns, for the benefit of the Second Lien Secured Parties, and hereby grants to the Second Lien Agent, its successors and assigns, for the benefit of the Second Lien Secured Parties, a security interest (the “Second Lien Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims described on Schedule III hereto;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all books and records pertaining to the Article 9 Collateral; and

(xii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles and other assets subject to certificates of title, (B) any Equity Interests in any Unrestricted Subsidiary or any Equity Interests of any Subsidiary acquired pursuant to an acquisition financed with Indebtedness incurred pursuant to Section 4.09 of the Second Lien Note Indenture if such Equity Interests serve as security for such Indebtedness and the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (C) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or any Equity Interests of any Subsidiary of a Foreign Subsidiary, (D) Equity Interests of any Person that is not a direct or indirect wholly owned Material Subsidiary of the Company, (E) any asset (including Equity Interests) with respect to which the First Lien Agent and the Company determine in their reasonable judgments that the costs or other consequences (including adverse tax consequences) of providing a security interest in such asset is excessive in view of the benefits to be obtained by the Second Lien Secured Parties, or (F) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder; provided that the limitation set forth in clause (F) above, shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Uniform Commercial Code. Subject to the terms of the Intercreditor Agreement, each Grantor shall, if requested to do so by the Second Lien Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Second Lien Agent reasonably determines to be material.

(b) Subject to the terms of the Intercreditor Agreement, each Grantor hereby irrevocably authorizes the Second Lien Agent for the benefit of the Second Lien Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect or being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and .(B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Second Lien Agent promptly upon request.

(c) The Second Lien Security Interest is granted as security only and shall not subject the Second Lien Agent or any other Second Lien Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement or the Second Lien Note Indenture, the Second Lien Agent shall not be obligated to file statements or documents necessary for perfection and each Grantor is hereby directed to make such filings on the Second Lien Agent’s behalf.

SECTION 3.02. Representations and Warranties. The Issuers jointly and severally represent and warrant, as to themselves and the other Grantors, to the Second Lien Agent and the other Second Lien Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Second Lien Security Interest hereunder and has full power and authority to grant to the Second Lien Agent the Second Lien Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Second Lien Agent based upon the information provided to the Second Lien Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate (or specified by notice from the Company to the Second Lien Agent after the Closing Date in the case of filings, recordings or registrations required by Section 15.01 of the Second Lien Note Indenture), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Second Lien Agent (for the benefit of the Second Lien Secured Parties) in respect of all Article 9 Collateral in which the Second Lien Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) Subject to the terms of the Intercreditor Agreement, the Second Lien Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Second Lien Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Second Lien Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (A) Liens created by the First Lien Documents and Second Lien Documents and (B) Liens expressly permitted pursuant to Section 4.13 of the Second Lien Note Indenture.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for (A) Liens created by the First Lien Documents and Second Lien Documents and (B) Liens expressly permitted pursuant to Section 4.13 of the Second Lien Note Indenture. None of the Grantors has filed or consented to the filing of (i).any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for (A) Liens created by the First Lien Documents and Second Lien Documents and (B) Liens expressly permitted pursuant to Section 4.13 of the Second Lien Note Indenture.

(e) All Commercial Tort Claims in an amount in excess of $5,000,000 of each Grantor in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule III hereto.

SECTION 3.03. Covenants.

(a) The Issuers agree promptly to notify the Second Lien Agent in writing of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor, in each case, within 10 days of such change.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Second Lien Security Interest of the Second Lien Agent in the Article 9 Collateral and the priority thereof against any Lien except (A) Liens created by the First Lien Documents and Second Lien Documents and (B) Liens expressly permitted pursuant to Section 4.13 of the Second Lien Note Indenture.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.03 of the Second Lien Note Indenture, the Issuers shall deliver to the Second Lien Agent a certificate executed by the chief financial officer and the chief legal officer of the Issuers setting forth the information required pursuant to Sections 1(a), 1(c), 1(e), 1(f) and 2(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) or any interim certificate.

(d) Subject to the terms of the Intercreditor Agreement, the Issuers agree, on their own behalf and on behalf of each other Grantor, at their own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Second Lien Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Second Lien Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Second Lien Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Second Lien Agent, for the benefit of the Second Lien Secured Parties, duly endorsed in a manner reasonably satisfactory to the Second Lien Agent.

(e) Subject to the terms of the Intercreditor Agreement, at its option, the Second Lien Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.13 of the Second Lien Note Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Second Lien Note Indenture or this Agreement and within a reasonable period of time after the Second Lien Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Second Lien Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Second Lien Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Second Lien Agent or any Second Lien Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Second Lien Documents.

(f) Subject to the terms of the Intercreditor Agreement, if at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $5,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Second Lien Agent for the benefit of the Second Lien Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected .status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor (rather than the Second Lien Agent or any Second Lien Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Second Lien Agent and the Second Lien Secured Parties from and against any and all liability for such performance.

(h) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $5,000,000, such Grantor shall promptly notify the Second Lien Agent in writing signed by such Grantor of the brief details thereof and, subject to the terms of the Intercreditor Agreement, grant to the Second Lien Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Second Lien Agent.

(i) On or prior to the date hereof, the First Lien Agent, as bailee and agent for and on behalf of the Second Lien Agent, shall have received share certificates for the Subsidiaries listed on Schedule II together with stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the First Lien Agent and such other instruments and documents as the First Lien Agent may reasonably request and the duly executed promissory notes listed on Schedule II, together with note powers duly executed in blank or other instruments of transfer reasonably satisfactory to the First Lien Agent and such other instruments and documents as the First Lien Agent may reasonably request.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Second Lien Agent to enforce, the Second Lien Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral, subject to the terms of the Intercreditor Agreement:

(a) Instruments. If any Grantor shall at any time hold or acquire any instruments constituting Collateral and evidencing an amount in excess of $5,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Second Lien Agent for the benefit of the Second Lien Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Second Lien Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Second Lien Agent for the benefit of the Second Lien Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Second Lien Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Second Lien Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Second Lien Agent thereof and, at the Second Lien Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Second Lien Agent, either (i) cause the issuer to agree to comply with instructions from the Second Lien Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Second Lien Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary (“Investment Property”), upon the Second Lien Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Second Lien Agent thereof and at the Second Lien Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Second Lien Agent, shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Second Lien Agent to such securities intermediary as to such security entitlements, or (as the ease may be) to apply any value distributed on account of any commodity contract as directed by the Second Lien Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Second Lien Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Second Lien Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Second Lien Agent agrees with each of the Grantors that the Second Lien Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Second Lien Agent is the securities intermediary.

(c) Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $5,000,000 or more, such Grantor shall promptly notify the Second Lien Agent thereof in a writing signed by such Grantor and provide supplements to Schedule III describing the details thereof and shall grant to the Second Lien Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

SECTION 3.05. First Lien Security Documents. In the event any Grantor shall create any additional security interest upon any property or assets to secure any First Lien Obligations, it shall concurrently grant a security interest to the Second Lien Agent for the benefit of the Second Lien Secured Parties upon such property as security for the Second Lien Obligations. In the event any Grantor shall undertake any actions to perfect or protect any liens on any assets pledged in connection with the Credit Agreement or other First Lien Obligations, such Grantor shall also at the same time undertake such actions with respect to the Collateral for the benefit of the Second Lien Agent without request by the Second Lien Agent.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Second Lien Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Second Lien Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Second Lien Agent forthwith, assemble all or part of the Collateral as directed by the Second Lien Agent and make it available to the Second Lien Agent at a place and time to be designated by the Second Lien Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Second Lien Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Second Lien Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Second Lien Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Second Lien Agent shall deem appropriate. The Second Lien Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Second Lien Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantors recognize that (i) the Second Lien Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (ii) that private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (iii) that neither the Second Lien Agent nor any other Second Lien Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

The Second Lien Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Second Lien Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Second Lien Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Second Lien Agent may (in its sole and absolute discretion) determine. The Second Lien Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Second Lien Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Second Lien Agent until the sale price is paid by the purchaser or purchasers thereof, but the Second Lien Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Second Lien Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Second Lien Secured Party from any Grantor as a credit against the purchase price, and such Second Lien Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Second Lien Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Second Lien Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Second Lien Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Second Lien Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreement, the Second Lien Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions below:

(i) First, to amounts owing to the Second Lien Agent in its capacity as such in accordance with the terms of the Second Lien Documents;

(ii) Second, ratably to amounts owing to any representatives for Permitted Additional Pari Passu Obligations in their capacity as such in accordance with the terms of such Permitted Additional Pari Passu Obligations and to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Second Lien Note Indenture;

(iii) Third, ratably to amounts owing to the holders of Second Lien Obligations in accordance with the terms of the Second Lien Documents, the Second Lien Note Indenture and documents governing Permitted Additional Pari Passu Obligations; and

(iv) Last, to the relevant Grantor, as applicable, their successors or assigns or as a court of competent jurisdiction may otherwise direct.

The Second Lien Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Second Lien Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Second Lien Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Second Lien Agent or such officer or be answerable in any way for the misapplication thereof.

(b) In making the determinations and allocations required by this Section 4.02, the Second Lien Agent may conclusively rely upon information supplied by the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Second Lien Obligations; and the Second Lien Agent shall have no liability to any of the Second Lien Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Second Lien Secured Party in any information so supplied. All distributions made by the Second Lien Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Second Lien Agent shall have no duty to inquire as to the application by the Trustee of any amounts distributed to it.

(c) If, despite the provisions of this Agreement, any Second Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Second Lien Obligations to which it is then entitled in accordance with this Agreement, such Second Lien Secured Party shall hold such payment or other recovery in trust for the benefit of all Second Lien Secured Parties hereunder for distribution in accordance with this Section 4.02.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), and subject to the terms of the Intercreditor Agreement, each Issuer agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Second Lien Document to satisfy in whole or in part a Second Lien Obligation owed to any Second Lien Secured Party, the Issuers shall jointly and severally indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Grantor shall be sold pursuant to any Second Lien Document to satisfy any Second Lien Obligation owed to any Second Lien Secured Party and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Issuers as provided in Section 5.01, subject to the terms of the Intercreditor Agreement, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Second Lien Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.03. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Second Lien Obligations and the First Lien Obligations. No failure on the part of the Issuers or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Subject to the terms of the Intercreditor Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Second Lien Agent all Indebtedness owed by it to the Issuers or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Second Lien Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 14.02 of the Second Lien Note Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Issuers as provided in Section 14.02 of the Second Lien Note Indenture.

SECTION 6.02. Waivers; Amendment.

(a) No failure or delay by the Trustee, the Second Lien Agent or any Holder in exercising any right or power hereunder or under any other Second Lien Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Trustee, the Second Lien Agent and the Holders hereunder and under the other Second Lien Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Second Lien Secured Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the purchase of Notes shall not be construed as a waiver of any Default, regardless of whether the Trustee, the Second Lien Agent or any Holder may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor or Second Lien Secured Party in any case shall entitle any Grantor or Second Lien Secured Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Second Lien Agent and the party hereto with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Second Lien Note Indenture.

SECTION 6.03. Second Lien Agent’s Fees and Expenses.

(a) The parties hereto agree that the Second Lien Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 7.07 of the Second Lien Note Indenture.

(b) Without limitation of its indemnification obligations under the other Second Lien Documents, and subject to the terms of the Intercreditor Agreement, the Issuers agree to jointly and severally indemnify the Second Lien Agent, the Trustee and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by, or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities and related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, as the case may be, or of any Affiliate, director, officer, employee, counsel, agent, trustee, investment advisor or attorney-in-fact of such Indemnitee, as the case may be.

(c) Any such amounts payable as provided hereunder shall be additional Second Lien Obligations secured hereby and by the other Second Lien Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Second Lien Document, the consummation of the transactions contemplated hereby, the repayment of any of the Second Lien Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Second Lien Document, or any investigation made by or on behalf of the Second Lien Agent or any other Second Lien Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Second Lien Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Second Lien Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Second Lien Document shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of the Second Lien Documents and the issuance of any Notes, regardless of any investigation made by any Holder or on its behalf and notwithstanding that the Trustee, the Second Lien Agent or any Holder may have had notice or knowledge of any Default or incorrect representation or warranty at the time of the issuance of the Notes, and shall continue in full force and effect as long as the principal of or any accrued interest on any Second Lien Obligation or any fee or any other amount payable under any Second Lien Document is outstanding and unpaid.

SECTION 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission (i.e., a “PDF” or “TIF”) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any party hereto when a counterpart hereof executed on behalf of such party shall have been delivered to the Second Lien Agent and a counterpart hereof shall have been executed on behalf of the Second Lien Agent, and thereafter shall be binding upon such party and the Second Lien Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Second Lien Agent and the other Second Lien Secured Parties and their respective successors and assigns, except that no party hereto shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Second Lien Note Indenture. This Agreement shall be construed as a separate agreement with respect to each party hereto and may be amended, modified, supplemented, waived or released with respect to any party hereto without the approval of any other party hereto and without affecting the obligations of any other party hereunder.

SECTION 6.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08. Right of Set-Off. In addition to any rights and remedies provided by law, upon the occurrence and during the continuance of any Event of Default, the Trustee and its Affiliates is authorized at any time and from time to time, without prior notice to the Issuers, any other party hereto or any other Second Lien Secured Party, any such notice being waived by the Issuers (on their own behalf and on behalf of each Grantor and its Subsidiaries) to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Grantor, to the extent such deposits are in accounts with, or such Indebtedness is owed to, the Trustee, to or for the credit or the account of the respective parties and their Subsidiaries against any and all Second Lien Obligations owed to the Trustee or any Holder or their respective Affiliates hereunder or under any other Second Lien Document, now or hereafter existing, irrespective of whether or not the Trustee, such Holder or Affiliate shall have made demand under this Agreement or any other Second Lien Document and although such Second Lien Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. The Trustee agrees promptly to notify the

Issuers after any such set off and application made by the Trustee, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Trustee under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Trustee may have.

SECTION 6.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Second Lien Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Second Lien Document shall affect any right that the Trustee, the Second Lien Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or any other Second Lien Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Second Lien Document in any court referred to in paragraph (b) of this Section 6.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Second Lien Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SECOND LIEN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

SECTION 6.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the .construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12. Security Interest Absolute. Subject to the terms of the Intercreditor Agreement, all rights of the Second Lien Agent and each Holder hereunder, the Second Lien Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Second Lien Note Indenture, any other Second Lien Document, any agreement with respect to any of the Second Lien Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Second Lien Obligations, or any other amendment or waiver of or any consent to any departure from the Second Lien Note Indenture, any other Second Lien Document or any other agreement or instrument, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Second Lien Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Second Lien Obligations or this Agreement.

SECTION 6.13. Termination or Release.

(a) This Agreement and the Second Lien Security Interest granted hereby shall terminate, in whole or in part, with respect to all of the Second Lien Obligations as such termination is provided for in accordance with Section 15.02 of the Second Lien Note Indenture.

(b) A Grantor shall automatically be released from its obligations hereunder and the Second Lien Security Interest in the Collateral of such Grantor shall be automatically released as such release is provided for in accordance with Section 11.06 of the Second Lien Note Indenture.

(c) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.13, the Second Lien Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Second Lien Agent.

SECTION 6.14. Additional Restricted Subsidiaries and Intermediate Holding Companies. Pursuant to Section 6.11 of the Credit Agreement, any Intermediate Holding Company and certain Restricted Subsidiaries of the Loan Parties (as defined in the Credit Agreement) that were not in existence or not Restricted Subsidiaries on the date of the Credit

Agreement were required to enter into the First Lien Security Agreement as Grantors (as defined therein) and, in the case of such Restricted Subsidiaries, Subsidiary Parties, upon becoming Restricted Subsidiaries or an Intermediate Holding Company. Upon execution and delivery by the First Lien Agent and a Restricted Subsidiary or Intermediate Holding Company, as the case may be, of a First Lien Security Agreement Supplement (as defined in the First Lien Security Agreement), such Restricted Subsidiary or Intermediate Holding Company will become a Grantor under the First Lien Security Agreement and, in the case of such Restricted Subsidiary, a Subsidiary Party, with the same force and effect as if originally named as a Grantor or a Subsidiary Party, as applicable, therein. In the event of the execution and delivery by the First Lien Agent and a Restricted Subsidiary or Intermediate Holding Company, as the case may be, of any First Lien Security Agreement Supplement, such Restricted Subsidiary or Intermediate Holding Company, as the case may be, and the Second Lien Agent shall execute and deliver a Second Lien Security Agreement Supplement and such Intermediate Holding Company or Restricted Subsidiary, as the case may be, shall become a Grantor hereunder. The execution and delivery of the Second Lien Security Agreement Supplement shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 6.15. Second Lien Agent Appointed Attorney-in-Fact. Each Grantor irrevocably makes, constitutes and hereby appoints the Second Lien Agent (and all officers, employees or agents designated by the Second Lien Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Second Lien Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Second Lien Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Second Lien Agent to the Issuers of its intent to exercise such rights, with full power of substitution either in the Second Lien Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Second Lien Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (i) to make all determinations and decisions with respect thereto; (j) to obtain or maintain the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (k) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Second Lien Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Second Lien Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Second Lien Agent and the other Second Lien Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact. All sums disbursed by the Second Lien Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Second Lien Agent and shall be additional Second Lien Obligations secured hereby.

SECTION 6.16. General Authority of the Second Lien Agent. By acceptance of the benefits of this Agreement and any other Second Lien Documents, each Second Lien Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Second Lien Agent as its agent hereunder and under such other Second Lien Documents, (b) to confirm that the Second Lien Agent shall have the authority to act as the exclusive agent of such Second Lien Secured Party for the enforcement of any provisions of this Agreement and such other Second Lien Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Second Lien Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Second Lien Document and (d) to agree to be bound by the terms of this Agreement and any other Second Lien Documents.

SECTION 6.17. Obligations of Grantors. To the extent that the obligations of any Grantor hereunder shall conflict, or shall be inconsistent, with the obligation of such Grantor under the First Lien Documents, the provision of the First Lien Documents shall control. So long as the First Lien Agent is acting as bailee and agent for perfection on behalf of the Second Lien Agent pursuant to the terms of the Intercreditor Agreement, any obligation of any Grantor in this Agreement that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) delivery of Collateral to, or the possession or control of Collateral with, the Second Lien Agent shall be deemed complied with and satisfied (or, in the case of any representation or warranty hereunder, shall be deemed to be true) if such delivery of Collateral is made to, or such possession or control of Collateral is with, the First Lien Agent.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DJO FINANCE LLC, as the Company

By:	/s/ Vickie L. Capps
Name: Vickie L. Capps
Title: Executive Vice President and Chief Financial Officer

DJO FINANCE CORPORATION, as Co-Issuer

By:	/s/ Vickie L. Capps
Name: Vickie L. Capps
Title: Executive Vice President and Chief Financial Officer

ENCORE MEDICAL PARTNERS, LLC ENCORE MEDICAL GP, LLC EMPI, INC. ENCORE MEDICAL ASSET CORPORATION DJO, LLC ELASTIC THERAPY, LLC RIKCO INTERNATIONAL, LLC, as Additional Grantors

By:	/s/ Vickie L. Capps
Name: Vickie L. Capps
Title: Executive Vice President and Chief Financial Officer

[DJO Security Agreement]

ENCORE MEDICAL, L.P., as Additional Grantor By: ENCORE MEDICAL GP, LLC, its general partner

By:	/s/ Vickie L. Capps
Name: Vickie L. Capps
Title: Executive Vice President and Chief Financial Officer

[DJO Security Agreement]

THE BANK OF NEW YORK MELLON, as Second Lien Agent,

By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

[DJO Security Agreement]

Schedule I

Subsidiary Parties

Schedule II

Pledged Equity and Pledged Notes and Instruments

Schedule III

Commercial Tort Claims

Exhibit I to the

Second Lien Security Agreement

SUPPLEMENT NO.              dated as of [    ], to the Second Lien Security Agreement dated as of March 20, 2012, among DJO FINANCE LLC, a Delaware limited liability company (the “Company”), DJO FINANCE CORPORATION, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and the Additional Grantors (as hereinafter defined) (the Issuers and the Additional Grantors being collectively referred to herein as the “Grantors”) and The Bank of New York Mellon, as second lien collateral agent (in such capacity, together with any successor thereto, the “Second Lien Agent”).

A. Reference is made to the Second Lien Note Indenture dated as of March 20, 2012 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Note Indenture”), among the Grantors and the Second Lien Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Note Indenture and the Second Lien Security Agreement referred to therein.

C. The Grantors have entered into the Second Lien Security Agreement in order to induce the Initial Purchasers to purchase the Notes. Section 6.14 of the Second Lien Security Agreement provides that any Intermediate Holding Company or additional Restricted Subsidiaries of the Company may become Grantors and, in the case of such Restricted Subsidiaries, Subsidiary Parties under the Second Lien Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Intermediate Holding Company or Restricted Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Second Lien Security Agreement to become a Grantor and, in the case of any such Restricted Subsidiary, a Subsidiary Party under the Second Lien Security Agreement as consideration for the Notes previously purchased by the Initial Purchasers.

Accordingly, the Second Lien Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.14 of the Second Lien Security Agreement, the New Grantor by its signature below becomes a Grantor and a Subsidiary Party, as applicable, under the Second Lien Security Agreement with the same force and effect as if originally named therein as a Grantor and a Subsidiary Party, as applicable, and the New Grantor hereby (a) agrees to all the terms and provisions of the Second Lien Security Agreement applicable to it as a Subsidiary Party and Grantor, as applicable, thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Second Lien Obligations does hereby create and grant to the Second Lien Agent, its successors and assigns, for the benefit of the Second Lien Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Second Lien Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Second Lien Security Agreement shall be deemed to include the New Grantor. The Second Lien Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Second Lien Agent and the other Second Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Second Lien Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor, and the Second Lien Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic transmission (i.e., a “PDF” or “TIF”) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the Pledged Collateral and (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Second Lien Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Second Lien Security Agreement.

SECTION 9. The New Grantor agrees to reimburse the Second Lien Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Second Lien Agent.

IN WITNESS WHEREOF, the New Grantor and the Second Lien Agent have duly executed this Supplement to the Second Lien Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office:

THE BANK OF NEW YORK MELLON, as Second Lien Agent,

By:
Name:
Title:

By:
Name:
Title:

Schedule I

to the Supplement No      to the

Second Lien Security Agreement

PLEDGED COLLATERAL

Description

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

PROMISSORY NOTES AND INSTRUMENTS

Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit II to the

Second Lien Security Agreement

FORM OF

PERFECTION CERTIFICATE

Schedule 12

Commercial Tort Claims